EXHIBIT 99.1

ITEM 1.  BUSINESS

General

Marshall & Ilsley Corporation (“M&I” or the “Corporation”), incorporated in Wisconsin in 1959, is a registered bank holding company under the Bank Holding Company Act of 1956 (the “BHCA”) and is certified as a financial holding company under the Gramm-Leach-Bliley Act.  As of December 31, 2005, M&I had consolidated total assets of approximately $46.2 billion and consolidated total deposits of approximately $27.7 billion, making M&I the largest bank holding company headquartered in Wisconsin.  The executive offices of M&I are located at 770 North Water Street, Milwaukee, Wisconsin 53202 (telephone number (414) 765-7801).

M&I’s principal assets are the stock of its bank and nonbank subsidiaries, which, as of February 1, 2006, included Metavante Corporation (“Metavante”), five bank and trust subsidiaries and a number of companies engaged in businesses that the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) has determined to be closely-related or incidental to the business of banking.  M&I provides its subsidiaries with financial and managerial assistance in such areas as budgeting, tax planning, auditing, compliance assistance, asset and liability management, investment administration and portfolio planning, business development, advertising and human resources management.

Generally, M&I organizes its business segments based on legal entities.  Each entity offers a variety of products and services to meet the needs of its customers and the particular market served.  Based on the way M&I organizes its business, M&I has two reportable segments:  Banking and Data Services (or Metavante).  Banking consists of accepting deposits, making loans and providing other services such as cash management, foreign exchange and correspondent banking to a variety of commercial and retail customers.  Data Services consists of providing data processing services, developing and selling software and providing consulting services to financial services companies, including M&I affiliates, as well as providing credit card merchant services.  M&I’s primary other business segments include Trust Services, Capital Markets Group, Brokerage and Insurance Services, and Commercial Leasing.

Banking Operations

M&I’s bank subsidiaries provide a full range of banking services to individuals, businesses and governments throughout Wisconsin, and in the Phoenix and Tucson, Arizona metropolitan areas, the Minneapolis/St. Paul, Minnesota and St. Louis, Missouri metropolitan areas, Las Vegas, Nevada, Naples and Bonita Springs, Florida and Belleville, Illinois.  These subsidiaries offer retail, institutional, business, international and correspondent banking and investment services through the operation of 195 banking offices in Wisconsin, 42 offices in Arizona, 14 offices in Minnesota, seven offices in Missouri, two offices in Florida, one office in Nevada and one office in Illinois, as well as on the Internet.  M&I’s bank subsidiaries hold a significant portion of their mortgage loan and investment portfolios indirectly through their ownership interests in direct and indirect subsidiaries.  M&I Marshall & Ilsley Bank (“M&I Bank”) is M&I’s largest bank subsidiary, with consolidated assets as of December 31, 2005 of approximately $38.9 billion.

Through its bank and nonbank subsidiaries, M&I offers a variety of loan products to retail customers, including credit cards, lines of credit, automobile loans and leases, student loans, home equity loans, personal loans, residential mortgage loans and mortgage refinancing.  M&I also offers a variety of loan and leasing products to business, commercial and institutional customers, including business loans, lines of credit, standby letters of credit, credit cards, government-sponsored loans, commercial real estate financing, construction financing, commercial mortgage loans and equipment and machinery leases.  In addition, through its Home Lending Solutions division, M&I Bank FSB originates residential mortgage loans and lines of credit as part of its wholesale lending program.  M&I Business Credit, Inc. provides working capital loans to commercial borrowers secured by accounts receivable, inventory and other marketable assets.  M&I Dealer Finance, Inc. provides retail vehicle lease and installment sale financing.  M&I Support Services Corp. provides bank operation support for loan and deposit account processing and maintenance and other banking services.

M&I’s lending activities involve credit risk.  Credit risk is controlled through active asset quality management and the use of lending standards and thorough review of potential borrowers.  M&I evaluates the credit risk of each borrower on an individual basis and, where deemed appropriate, collateral is obtained.  Collateral varies by individual loan customer but may include accounts receivable, inventory, real estate, equipment, deposits, personal and government guarantees, and general security agreements.  Access to collateral is dependent upon the type of collateral obtained.  On an on-going basis, M&I monitors its collateral and the collateral value related to the loan balance outstanding.

The M&I bank subsidiaries may use wholesale deposits, which include foreign (Eurodollar) deposits.  Wholesale deposits are funds in the form of deposits generated through distribution channels other than M&I’s own banking branches.  These deposits allow M&I’s bank subsidiaries to gather funds across a geographic base and at pricing levels considered attractive, where the underlying depositor may be retail or institutional.  Access to wholesale deposits also provides M&I with the flexibility to not pursue single service time deposit relationships in markets that have experienced unprofitable pricing levels.

M&I’s securitization activities are generally limited to basic term or revolving securitization facilities associated with indirect automobile loans.  A discussion of M&I’s securitization activities is contained in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and in Note 9 of the Notes to the Consolidated Financial Statements contained in Item 8, Consolidated Financial Statements and Supplementary Data.

Data Services–Metavante Operations

Metavante delivers banking and payment technologies to financial services firms and businesses.  Metavante products and services drive account processing for deposit, loan and trust systems, image-based and conventional check processing, electronic funds transfer, consumer health care payments, and electronic presentment and payment.  Metavante organizes its business in two groups:  Financial Solutions and Payment Solutions.

The Financial Solutions Group includes banking and trust solutions, offering integrated products and services for financial services providers that are centered on customer and account management, specializing in deposit, loan and investment accounts.  Two core processing products offer financial institution clients flexibility in choosing either a licensed or an outsourced solution.  Metavante delivers a complete, integrated customer relationship management solution that offers analytical and decision support capabilities, channel integration, sales and service automation, and consulting services.  Metavante electronic banking solutions provide end-users with consolidated access to their financial relationships through Internet and mobile banking, as well as personal financial management software and telephone banking.  Metavante corporate electronic banking solutions provide a comprehensive set of Internet banking, multi-bank services, and collection and disbursement services that address the needs of corporate and middle-market customers.  Metavante investment technology services offers a set of Internet-enabled products and services that address asset and liability aggregation, trust and investment account management, and client and regulatory reporting.  Through its image solutions division, Metavante provides comprehensive image-based check and document processing and distributed image-capture solutions, including image-based payment processing, a national check image exchange and settlement network, and browser-based document and report management software.  Metavante lending solutions provide loan originating, processing and closing software systems for the residential mortgage, consumer and small business lending industries.  Metavante also offers risk and compliance software, data, and services that address the regulatory and compliance mandate of financial institutions.

Through its Payment Solutions Group, Metavante provides a complete suite of payment solutions including electronic bill presentment and payment; electronic check presentment and exchange; electronic funds transfer; signature and PIN-debit services; debit-, prepaid- and credit-card account processing; flexible-spending account, health-savings account and health-reimbursement arrangement (FSA/HSA/HRA) medical payment cards; card personalization; balance transfer; automated clearing house (ACH); automated teller machine (ATM) driving; merchant and gateway processing; and transportation payment services.  Metavante owns and operates the NYCE Network.  The NYCE Network provides financial institutions, retailers and independent ATM deployers with shared network services for ATMs, point-of-sale, account-to-account transfers and direct bill payment for millions of consumers across the United States and Canada.  Beyond its core service of providing the convenience of personal identification number (PIN) debit account access at ATMs and retailer point-of-sale terminals, NYCE provides ATM driving and fully automated monitoring services, gateway services, on and off-line signature debit card processing, and card authorization solutions.  Through its healthcare payments division, Metavante offers a consumer-directed health benefits payment platform and a market-leading employee benefits card to electronically access FSAs, HRAs, HSAs, transit/parking accounts and dependent care accounts.  Metavante provides medical identification cards, combination eligibility/payment cards, and the ability to access multiple benefits accounts from a single card.  Metavante also provides a comprehensive FSA/HSA/HRA platform that provides all the technology a financial institution, health insurance company, third-party administrator, or commercial business needs to offer these accounts.  Services include account processing, trustee services, checks and debit cards, online and phone access to account information, investment options, regulatory reporting and related data translation and movement between payers, providers and consumers.

Metavante’s revenue consists of fees related to information and transaction processing services, software licensing and maintenance, conversion services and other professional services.  Maintenance fees include ongoing client support and product updates.  Metavante also receives buyout fees related to client termination prior to the end of the contract term.  The buyout fee is contractual and based on the estimated remaining contract value.  Buyout fees can vary significantly from quarter to quarter and year to year.

Metavante’s expenses consist primarily of salaries and related expenses and processing servicing expenses, such as data processing, telecommunications and equipment expenses.  Other operating costs include selling, general and administrative costs, such as advertising and marketing expenses, travel, supplies and postage, and the use of outside firms for legal, accounting or other professional services, and amortization of investments in software, premises and equipment, conversions and acquired intangible assets.

Other Business Operations

M&I’s other nonbank subsidiaries operate a variety of bank-related businesses, including those providing trust services, capital markets, brokerage and insurance, and commercial leasing.

Trust Services.  Marshall & Ilsley Trust Company N.A. (“M&I Trust”) provides trust and employee benefit plan services to customers throughout the United States with offices in Wisconsin, Arizona, Minnesota, Florida, Nevada, Missouri and Indiana.  M&I Investment Management Corp. offers a full range of asset management services to M&I Trust, the Marshall Funds and other individual, business and institutional customers.

Capital Markets.  M&I Capital Markets Group L.L.C., M&I Capital Markets Group II, L.L.C. and M&I Ventures L.L.C. provide venture capital, financial advisory and strategic planning services to customers, including assistance in connection with the private placement of securities, raising funds for expansion, leveraged buy-outs, divestitures, mergers and acquisitions and small business investment company transactions.

Brokerage and Insurance.  M&I Brokerage Services, Inc., a broker-dealer registered with the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission, provides brokerage and other investment-related services to a variety of retail and commercial customers.  M&I Insurance Services, Inc. provides life, long-term care and disability income insurance products and annuities to retail clients and business owners.

Commercial Leasing.  M&I Equipment Finance Company, a subsidiary of M&I Bank, leases a variety of equipment and machinery to large and small businesses.

Other.  M&I Community Development Corporation makes investments designed primarily to promote the public welfare in markets and communities served by affiliates and subsidiaries of M&I.

More information on M&I’s business segments is contained in Note 23 of the Notes to the Consolidated Financial Statements contained in Item 8, Consolidated Financial Statements and Supplementary Data.

Risk Management

Managing risk is an essential component of successfully operating a financial services company.  M&I has an enterprise-wide approach to risk governance, measurement, management and reporting risks inherent in its businesses.  Risk management practices include key elements such as independent checks and balances, formal authority limits, policies and procedures and portfolio management.  M&I’s internal audit department also evaluates risk management activities.  These activities include performing internal audits and reporting the results to management and the Audit and Risk Management Committees, as appropriate.

M&I has established a number of management committees responsible for assessing and evaluating risks associated with the Company’s businesses including the Credit Policy Committee, Asset Liability Committee (ALCO) and the Corporate Risk Management Committee.  In 2005, M&I established a Risk Management Committee of the Board of Directors for oversight and governance of its risk management function.  The Board’s Risk Management Committee consists of three non-management directors and has the responsibility of overseeing management’s actions with respect to credit, market, liquidity, fiduciary, operational, compliance, legal and reputation risks as well as M&I’s overall risk profile.  The Chief Risk Officer is responsible for reporting to this committee.

Operational Risk Management

Operational risk is the risk of loss from human errors, failed or inadequate processes or systems and external events.  This risk is inherent in all businesses.  Resulting losses could take the form of explicit charges, increased operational costs, harm to M&I’s reputation or lost opportunities.

M&I seeks to mitigate operational risk through a system of internal controls to manage this risk at appropriate levels.  Primary responsibility for managing internal controls lies with the managers of M&I’s various business lines.  M&I monitors and assesses the overall effectiveness of its system of internal controls on an ongoing basis.  The Corporate Risk Management Committee oversees M&I’s monitoring, management and measurement of operational risk.  In addition, M&I has established several other executive management committees to monitor, measure and report on specific operation risks to the Company, including, business continuity planning, customer information security and compliance. These committees report to the Risk Management Committee of the Board of Directors on a regular basis.

Corporate Governance Matters

M&I has adopted a Code of Business Conduct and Ethics that applies to all of M&I’s employees, officers and directors, including M&I’s Chief Executive Officer, Chief Financial Officer and Controller.  The Code of Business Conduct and Ethics is filed as an exhibit to the Corporation's Form 10-K filed March 2, 2006 and is also available on M&I’s web site at www.micorp.com.  M&I intends to disclose any amendment to or waiver of the Code of Business Conduct and Ethics that applies to M&I’s Chief Executive Officer, Chief Financial Officer or Controller on its web site within five business days following the date of the amendment or waiver.

M&I makes available free of charge through its web site its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and its insiders’ Section 16 reports and all amendments to these reports as soon as reasonably practicable after these materials are filed with or furnished to the Securities and Exchange Commission.  In addition, certain documents relating to corporate governance matters are available on M&I’s web site described above.  These documents include, among others, the following:

•

Charter for the Audit Committee of the Board of Directors;

•

Charter for the Compensation and Human Resources Committee of the Board of Directors;

•

Charter for the Nominating and Corporate Governance Committee of the Board of Directors;

•

Categorical Standards for Lending, Banking and Other Business Relationships Involving M&I’s Directors;

•

Corporate Governance Guidelines; and

•

Code of Business Conduct and Ethics.

Shareholders also may obtain a copy of any of these documents free of charge by calling the M&I Shareholder Information Line at 1-800-318-0208.  Information contained on any of M&I’s web sites is not deemed to be a part of this Annual Report.

Acquisitions

On January 4, 2006, Marshall & Ilsley Trust Company N. A. completed the acquisition of the assets of FirstTrust Indiana (“FirstTrust”), a division of First Indiana Bank, N.A.  The acquired assets included those related to FirstTrust’s provision of asset management, trust administration and estate planning services to high-net-worth individuals and institutional customers.

On January 3, 2006, Metavante completed the acquisition of AdminiSource Corp. (“AdminiSource”), a Carrollton, Texas provider of health care payment distribution services.  The acquisition was part of Metavante’s continuing expansion of its consumer-directed health care payments business.

On December 21, 2005, M&I announced its plan to acquire Trustcorp Financial, Inc. (“Trustcorp”), the St. Louis-based parent company of Missouri State Bank & Trust, which provides banking services in Missouri.  The transaction, which is subject to approval by the stockholders of Trustcorp and the receipt of requisite regulatory approvals, is expected to close in the second quarter of 2006.

On November 18, 2005, Metavante completed the acquisition of LINK2GOV Corp. (“LINK2GOV”) of Nashville, Tennessee.  LINK2GOV is a provider of comprehensive, customized online phone and point-of-sale payment processing services, including credit and debit solutions, to many federal, state and local governments and financial intermediaries servicing government entities, including the Internal Revenue Service.

On November 10, 2005, M&I announced its plan to acquire Gold Banc Corporation, Inc. (“Gold Banc”), the Leawood, Kansas-based parent company of Gold Bank, which provides commercial banking services in Florida, Kansas, Missouri and Oklahoma.  The transaction was approved by the Gold Banc stockholders on January 25, 2006, and is expected to be completed promptly following the receipt of the requisite regulatory approvals.

On October 6, 2005, Metavante completed the acquisition of Birmingham, Alabama-based Brasfield Corporation (“Brasfield”).  Brasfield provides core banking, processing, customer service, check and document imaging and check exchange services to community banks, and strengthens Metavante’s community banking strategy.

On August 11, 2005, Metavante completed the acquisition of GHR Systems, Inc. (“GHR”) of Wayne, Pennsylvania.  GHR provides loan origination technologies for the residential mortgage and consumer finance industries, offers point of sale products for any channel and comprehensive underwriting, processing and closing technologies.

On August 8, 2005, Metavante completed the acquisition of TREEV LLC (“TREEV”), of Herndon, Virginia.  TREEV provides browser-based document imaging, storage and retrieval products and services for the financial-services industry in both lending and deposit environments.  TREEV complements Metavante’s check-imaging products and services by providing solutions for document storage and retrieval, including electronic report storage.

On July 22, 2005, Metavante completed the acquisition of Med-i-Bank, Inc. (“MBI”) of Waltham, Massachusetts.  MBI provides electronic payment processing services for employee benefit and consumer-directed healthcare accounts, such as flexible spending accounts, health reimbursement arrangements and health savings account systems.

On February 9, 2005, Metavante completed the acquisition of Clark, New Jersey–based Prime Associates, Inc., a leading international provider of software, data and services that address the regulatory and compliance mandate of financial institutions such as anti-money laundering regulations.  Prime Associates provides regulatory compliance solutions for the Bank Secrecy Act and the USA PATRIOT Act of 2001 and regulations and policy statements promulgated thereunder, including Office of Foreign Asset Control filtering.

More information on M&I’s acquisitions can be found in Note 4 of the Notes to the Consolidated Financial Statements contained in Item 8, Consolidated Financial Statements and Supplementary Data.

M&I continues to evaluate opportunities to acquire banking institutions and other financial service providers and frequently conducts due diligence activities in connection with possible transactions.  As a result, M&I may engage in discussions, and in some cases, negotiations with prospective targets and may make future acquisitions for cash, equity or debt securities.  The issuance of additional shares of M&I common stock would dilute a shareholder’s ownership interest in M&I.  In addition, M&I’s acquisitions may involve the payment of a premium over book value, and therefore, some dilution of book value may occur with any future acquisition.  Generally, it is M&I’s policy not to comment on such discussions or possible acquisitions until a definitive agreement has been signed.  M&I’s strategy for growth includes strengthening its presence in core markets, expanding into attractive markets and broadening its product offerings.

Principal Sources of Revenue

The table below shows the amount and percentages of M&I’s total consolidated revenues resulting from interest and fees on loans and leases, fees for data processing services and interest on investment securities for each of the last three years ($ in thousands):

	As Adjusted
	Interest and Fees on Loans and Leases		Fees for Data Processing Services		Interest on Investment Securities
Years Ended December 31,	Amount	Percent of Total Revenues	Amount	Percent of Total Revenues	Amount	Percent of Total Revenues	Total Revenues
2005	$1,959,063	49.4%	$1,185,024	29.9%	$287,339	7.3%	$3,962,890
2004	1,432,754	46.0	934,128	30.0	261,330	8.4	3,112,285
2003	1,336,288	48.7	700,530	25.5	225,602	8.2	2,745,721

M&I business segment information is contained in Note 23 of the Notes to the Consolidated Financial Statements contained in Item 8, Consolidated Financial Statements and Supplementary Data.

Competition

M&I and its subsidiaries face substantial competition from hundreds of competitors in the markets they serve, some of which are larger and have greater resources than M&I.  M&I’s bank subsidiaries compete for deposits and other sources of funds and for credit relationships with other banks, savings associations, credit unions, finance companies, mutual funds, life insurance companies (and other long-term lenders) and other financial and non-financial companies located both within and outside M&I’s primary market area, many of which offer products functionally equivalent to bank products.  M&I’s nonbank operations compete with numerous banks, finance companies, data servicing companies, leasing companies, mortgage bankers, brokerage firms, financial advisors, trust companies, mutual funds and investment bankers in Wisconsin and throughout the United States.

The markets for the banking and payment products and services offered by Metavante are intensely competitive.  Metavante competes with a variety of companies in various segments of the financial services industry, and its competitors vary in size and in the scope and breadth of products and services they offer.  Certain segments of the financial services industry tend to be highly fragmented with numerous companies competing for market share.  Other segments of the financial services industry have large well-capitalized competitors who command the majority of market share.  Metavante also faces competition from in-house technology departments of existing and potential clients who may develop their own product offerings.

Employees

As of December 31, 2005, M&I and its subsidiaries employed in the aggregate 13,967 employees.  M&I considers employee relations to be excellent.  None of the employees of M&I or its subsidiaries are represented by a collective bargaining group.

Supervision and Regulation

As a registered bank holding company, M&I is subject to regulation and examination by the Federal Reserve Board under the BHCA.  As of February 1, 2006, M&I owned a total of five bank and trust subsidiaries, including two Wisconsin state banks, a Missouri state bank, a federal savings bank, and a national banking association.  M&I’s two Wisconsin state bank subsidiaries are subject to regulation and examination by the Wisconsin Department of Financial Institutions, as well as by the Federal Reserve Board.  M&I’s Missouri state bank subsidiary is subject to regulation and examination by the Missouri Department of Economic Development, Division of Finance, and the Federal Reserve Board.  M&I’s federal savings bank subsidiary is subject to regulation and examination by the Office of Thrift Supervision.  M&I’s national bank, through which trust operations are conducted, is subject to regulation and examination by the Office of the Comptroller of the Currency.  In addition, all of M&I’s bank subsidiaries are subject to examination by the Federal Deposit Insurance Corporation (“FDIC”).

Under Federal Reserve Board policy, M&I is expected to act as a source of financial strength to each of its bank subsidiaries and to commit resources to support each bank subsidiary in circumstances when it might not do so absent such requirements.  In addition, there are numerous federal and state laws and regulations which regulate the activities of M&I and its bank subsidiaries, including requirements and limitations relating to capital and reserve requirements, permissible investments and lines of business, transactions with officers, directors and affiliates, loan limits, consumer protection laws, privacy of financial information, predatory lending, fair lending, mergers and acquisitions, issuances of securities, dividend payments, inter-affiliate liabilities, extensions of credit and branch banking.  Information regarding capital requirements for bank holding companies and tables reflecting M&I’s regulatory capital position at December 31, 2005 can be found in Note 15 of the Notes to the Consolidated Financial Statements contained in Item 8, Consolidated Financial Statements and Supplementary Data.

The federal regulatory agencies have broad power to take prompt corrective action if a depository institution fails to maintain certain capital levels.  In addition, a bank holding company’s controlled insured depository institutions are liable for any loss incurred by the FDIC in connection with the default of, or any FDIC-assisted transaction involving, an affiliated insured bank or savings association.  Current federal law provides that adequately capitalized and managed bank holding companies from any state may acquire banks and bank holding companies located in any other state, subject to certain conditions.  Banks are permitted to create interstate branching networks in states that have not “opted out” of interstate branching.  M&I Bank currently maintains interstate branches in Arizona and Minnesota and Southwest Bank of St. Louis, M&I’s Missouri state bank subsidiary, maintains an interstate branch in Illinois.

The laws and regulations to which M&I is subject are constantly under review by Congress, regulatory agencies and state legislatures.  In 1999, Congress enacted the Gramm-Leach-Bliley Act (the “Act”), which eliminated certain barriers to and restrictions on affiliations between banks and securities firms, insurance companies and other financial services organizations.  Among other things, the Act repealed certain Glass-Steagall Act restrictions on affiliations between banks and securities firms, and amended the BHCA to permit bank holding companies that qualify as “financial holding companies” to engage in a broad list of “financial activities,” and any non-financial activity that the Federal Reserve Board, in consultation with the Secretary of the Treasury, determines is “complementary” to a financial activity and poses no substantial risk to the safety and soundness of depository institutions or the financial system.  The Act treats various lending, insurance underwriting, insurance company portfolio investment, financial advisory, securities underwriting, dealing and market-making, and merchant banking activities as financial in nature for this purpose.

Under the Act, a bank holding company may become certified as a financial holding company by filing a notice with the Federal Reserve Board, together with a certification that the bank holding company meets certain criteria, including capital, management, and Community Reinvestment Act requirements.  M&I elected to become certified as a financial holding company on June 18, 2003.

In 2001, Congress enacted the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”).  The USA PATRIOT Act is designed to deny terrorists and criminals the ability to obtain access to the United States financial system, and has significant implications for depository institutions, brokers, dealers and other businesses involved in the transfer of money.  The USA PATRIOT Act mandates financial services companies to implement additional policies and procedures with respect to, or additional measures designed to address, any or all of the following matters, among others: money laundering, terrorist financing, identifying and reporting suspicious activities and currency transactions, and currency crimes.

The earnings and business of M&I and its bank subsidiaries also are affected by the general economic and political conditions in the United States and abroad and by the monetary and fiscal policies of various federal agencies.  The Federal Reserve Board impacts the competitive conditions under which M&I operates by determining the cost of funds obtained from money market sources for lending and investing and by exerting influence on interest rates and credit conditions.  In addition, legislative and economic factors can be expected to have an ongoing impact on the competitive environment within the financial services industry.  The impact of fluctuating economic conditions and federal regulatory policies on the future profitability of M&I and its subsidiaries cannot be predicted with certainty.

Selected Statistical Information

Statistical information relating to M&I and its subsidiaries on a consolidated basis is set forth as follows:

(1)

Average Balance Sheets and Analysis of Net Interest Income for each of the last three years is included in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations.

(2)

Analysis of Changes in Interest Income and Interest Expense for each of the last two years is included in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations.

(3)

Nonaccrual, Past Due and Restructured Loans and Leases for each of the last five years is included in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations.

(4)

Summary of Loan and Lease Loss Experience for each of the last five years (including the narrative discussion) is included in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations.

(5)

Return on Average Shareholders’ Equity, Return on Average Assets and other statistical ratios for each of the last five years can be found in Item 6, Selected Financial Data.

(6)

Potential Problem Loans and Leases for the last two years can be found in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following tables set forth certain statistical information relating to M&I and its subsidiaries on a consolidated basis.

Investment Securities

The amortized cost of M&I’s consolidated investment securities, other than trading and other short-term investments, at December 31 of each year are ($ in thousands):

	2005	2004	2003
U.S. Treasury and government agencies	$4,456,610	$4,147,593	$3,856,069
States and political subdivisions	1,307,403	1,203,412	1,093,033
Other	612,621	686,590	593,875
Total	$6,376,634	$6,037,595	$5,542,977

The maturities, at amortized cost, and weighted average yields (for tax-exempt obligations on a fully taxable basis assuming a 35% tax rate) of investment securities at December 31, 2005 are ($ in thousands):

	Within One Year		After One But Within Five Years		After Five But Within Ten Years		After Ten Years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
U.S. Treasury and government agencies	$1,135,435	4.55%	$2,301,947	4.58%	$895,948	4.58%	$123,280	4.58%	$4,456,610	4.57%
States and political subdivisions	96,095	7.54	330,149	7.55	292,774	6.86	588,385	6.51	1,307,403	6.93
Other	72,368	5.74	104,157	5.20	43,677	4.83	392,419	4.42	612,621	4.74
Total	$1,303,898	4.84%	$2,736,253	4.96%	$1,232,399	5.13%	$1,104,084	5.55%	$6,376,634	5.07%

Types of Loans and Leases

M&I’s consolidated loans and leases, including loans held for sale, classified by type, at December 31 of each year are ($ in thousands):

	2005	2004	2003	2002	2001
Commercial, financial and agricultural	$9,491,368	$ 8,396,069	$ 7,013,073	$ 6,791,404	$ 5,656,384
Industrial development revenue bonds	74,107	85,394	97,601	80,110	71,892
Real estate:
Construction	3,641,942	2,265,227	1,766,697	1,404,414	1,057,691
Mortgage:
Residential	9,884,283	8,548,029	6,834,360	6,412,380	5,237,148
Commercial	8,825,104	8,164,099	7,149,149	6,586,332	5,099,093
Total mortgage	18,709,387	16,712,128	13,983,509	12,998,712	10,336,241
Personal	1,617,761	1,540,024	1,747,738	1,852,202	1,210,808
Lease financing	632,348	537,930	576,322	782,004	962,356
Total loans and leases	34,166,913	29,536,772	25,184,940	23,908,846	19,295,372
Less:
Allowance for loan and lease losses	363,769	358,110	349,561	338,409	268,198
Net loans and leases	$33,803,144	$29,178,662	$24,835,379	$23,570,437	$19,027,174

Loan and Lease Balances and Maturities

The analysis of selected loan and lease maturities at December 31, 2005 and the rate structure for the categories indicated are ($ in thousands):

	Maturity				Rate Structure of Loans and Leases Due After One Year
	One Year Or Less	Over One Year Through Five Years	Over Five Years	Total	With Pre-determined Rate	With Floating Rate	Total
Commercial, financial and agricultural	$6,243,262	$2,881,816	$400,176	$9,525,254	$1,297,173	$1,984,819	$3,281,992
Industrial development revenue bonds	2,392	25,751	45,964	74,107	38,017	33,698	71,715
Real estate – construction	1,430,875	2,197,263	13,804	3,641,942	252,107	1,958,960	2,211,067
Lease Financing	131,644	439,386	61,318	632,348	500,704	—	500,704
Total	$7,808,173	$5,544,216	$521,262	$13,873,651	$ 2,088,001	$3,977,477	$6,065,478

Notes:

(1)

Scheduled repayments are reported in the maturity category in which the payments are due based on the terms of the loan agreements.  Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less.

(2)

The estimated effect arising from the use of interest rate swaps as shown in the rate structure of loans and leases is immaterial.

Deposits

The average amount of and the average rate paid on selected deposit categories for each of the years ended December 31 is as follows ($ in thousands):

	2005		2004		2003
	Amount	Rate	Amount	Rate	Amount	Rate
Noninterest bearing demand deposits	$4,942,803		$ 4,585,628		$ 4,189,724
Interest bearing demand deposits	2,030,996	0.89%	2,233,297	0.74%	2,111,753	0.90%
Savings deposits	8,118,331	2.23	7,330,492	0.82	7,226,830	0.69
Time deposits	11,009,343	3.14	9,838,518	2.03	8,457,571	1.89
Total deposits	$26,101,473		$23,987,935		$21,985,878

The maturity distribution of time deposits issued in amounts of $100,000 and over outstanding at December 31, 2005 ($ in thousands) is:

Three months or less	$1,727,521
Over three and through six months	315,181
Over six and through twelve months	1,141,096
Over twelve months	2,468,561
Total	$5,652,359

At December 31, 2005, time deposits issued by foreign offices totaled $2.6 billion.  The majority of foreign deposits were in denominations of $100,000 or more.

Short-Term Borrowings

Information related to M&I’s Federal funds purchased and security repurchase agreements for the last three years is as follows ($ in thousands):

	2005	2004	2003
Amount outstanding at year end	$2,325,863	$1,478,103	$741,646
Average amount outstanding during the year	2,043,314	2,035,428	2,580,291
Maximum outstanding at any month’s end	2,757,845	3,051,606	3,684,044
Weighted average interest rate at year end	4.04%	2.05%	0.73%
Weighted average interest rate during the year	3.21	1.27	1.11

Information relating to the Corporation’s short-term borrowings is included in Note 13 of the Notes to the Consolidated Financial Statements contained in Item 8, Consolidated Financial Statements and Supplementary Data.